Exhibit 99.1

News Release

For immediate release

Investor Relations Contact:
Eric Boyer
+1 303 397 2969
eric.boyer@ihsmarkit.com

IHS Markit Updates 2019 Guidance, Provides 2020 Guidance

LONDON (November 12, 2019) - IHS Markit (NYSE: INFO), a world leader in critical information, analytics and solutions, today announced it is reaffirming its 2019 revenue, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted earnings per diluted share (Adjusted EPS) guidance, as well as providing its financial guidance for the year ending November 30, 2020.

Outlook (forward-looking statement)
For the year ending November 30, 2019, IHS Markit now expects:

•	Revenue in a range of $4.40 billion to $4.42 billion, including total organic growth of 5 percent to 6 percent including Ipreo for the 4 month stub period;

•	Adjusted EBITDA trending above the mid-point of the prior guidance range of $1.75 billion to $1.78 billion; and

•	Adjusted EPS trending to $2.57 to $2.59 per diluted share, versus prior guidance of $2.57 per diluted share.
For the year ending November 30, 2020, IHS Markit expects:

•	Revenue in a range of $4.52 billion to $4.59 billion, with total organic growth of 5 percent to 6 percent;

•	Adjusted EBITDA in a range of $1.86 billion to $1.89 billion; and

•	Adjusted EPS in a range of $2.82 to $2.88 per diluted share.
Additionally, for the year ending November 30, 2020, IHS Markit expects:

•	Depreciation expense to be approximately $220 million to $230 million;

•	Net interest expense to be approximately $235 million to $245 million;

•	Amortization expense related to acquired intangible assets to be approximately $365 million to $375 million;

•	Stock-based compensation expense to be approximately $220 million to $225 million;

•	A GAAP effective tax rate of approximately 14 percent to 16 percent;

•	An adjusted effective tax rate of approximately 18 percent to 20 percent;

•	Weighted average diluted shares of approximately 400 million to 405 million;

•	Capital expenditures to be approximately 6.0 percent to 6.5 percent of revenue; and

•	Free cash flow conversion as a percentage of Adjusted EBITDA in the low 60%’s.

For additional information, see the related presentation materials posted to the company’s website at investor.ihsmarkit.com.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call and webcast to discuss this guidance on Thursday, November 12, 2019 at 4:30 p.m. EST. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com.

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Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and should not be considered in isolation from, or as a substitute for, financial measures calculated in accordance with GAAP. Definitions and reconciliations of the non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow, to the most directly comparable GAAP measures are provided within the schedules attached to IHS Markit’s quarterly earnings releases on the Investor Relations section of the company’s website. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. We also believe that investors may find these non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP financial measures or disclosures. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to any other GAAP measure.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; anticipated levels of indebtedness, capital allocation, dividends, and share repurchases in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are more fully discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are based only on information currently available to our management and speaks only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at investor.ihsmarkit.com.

About IHS Markit (www.ihsmarkit.com)
IHS Markit (NYSE: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2019 IHS Markit Ltd. All rights reserved.